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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2004

Credit Suisse First Boston (USA), Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)
1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)
(212) 325-2000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        As previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 ("2003 10-K"), on March 31, 2004, the Company's immediate parent Credit Suisse First Boston, Inc. ("CSFBI") transferred the high-net-worth business (the "HNW Business") of Credit Suisse Asset Management, LLC ("CSAM"), a wholly owned subsidiary of CSFBI, to the Company as a capital contribution of $221 million. The transfer of the HNW Business was accounted for at historical cost in a manner similar to pooling-of-interest accounting because CSAM and the Company were under the common control of CSFBI at the time of transfer. The transferred assets of the HNW Business consist principally of goodwill and intangible assets relating primarily to CSAM's acquisition of Warburg Pincus Asset Management in 1999. In December 2003, CSAM wrote down the value of the intangible assets of the HNW Business, resulting in a pre-tax loss of $200 million and an after-tax loss of $130 million.

        Except for the effect on the consolidated net income of the Company from the pre-tax loss of $200 million and after-tax loss of $130 million relating to the write down of intangible assets in 2003, the transfer of the HNW Business did not have a significant effect on the results of operations, financial condition or cash flows of the Company. For the year ended December 31, 2003, the total revenues, total expenses and loss from continuing operations before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle from the HNW Business were $4 million, $214 million (of which $200 million was related to the write down of intangible assets) and $210 million, respectively. For the year ended December 31, 2002, the total revenues, total expenses and loss from continuing operations before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle from the HNW Business were $13 million, $18 million and $5 million, respectively. For the year ended December 31, 2001, the total revenues, total expenses and loss from continuing operations before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle from the HNW Business were $24 million, $26 million and $2 million, respectively.

        The Company does not expect the HNW Business to have a significant effect on its results of operations, financial condition or cash flows in 2004.

        As of January 1, 2004, the Company transferred the private equity and private fund businesses from the Institutional Securities segment to the Financial Services segment, which was renamed Wealth & Asset Management. As a result, the Company changed the presentation of the Institutional Securities and Wealth & Asset Management segment results. The HNW Business is included in the results of the Wealth & Asset Management segment and its Private Client Services division. In addition, the Company allocated to the segments merger-related costs and certain other costs and revenues, previously reported in Elimination and Other and disclosed in the discussion of the Company's consolidated results of operations, which the Company believed did not represent normal operating costs and revenues. These costs and revenues include certain significant legal and regulatory charges; severance and other costs from the Company's cost-reduction initiatives; gains on the sales of businesses and assignments of leases; and the results from legacy private equity and distressed assets. Prior period segment numbers have been changed to conform to the new segment reporting structure.

        The audited consolidated statements of financial condition as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years ended December 31, 2003 and related notes attached hereto as Exhibit 99.1 and incorporated by reference herein reflect the Company's financial condition, results of operations, changes in stockholders' equity and cash flows as if the Company had acquired the HNW Business on November 3, 2000, the date that the Company was acquired by CSFBI, and updated segment information. The audited consolidated financial statements included in Exhibit 99.1 will be incorporated in existing and future filings made pursuant to the Securities Act of 1933, as amended, until the Company files its Annual Report on Form 10-K for the year ended December 31, 2004.

        The Company includes below a revised discussion of its results of operations to reflect the transfer of the HNW business and the change in segments. This revised discussion should be read in conjunction with and as a supplement to information included in the Company's 2003 10-K. Defined terms used but not defined herein have the meanings given to them in the Company's 2003 10-K.

Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS

        The transfer to us of the HNW Business was accounted for at historical cost in a manner similar to pooling-of-interest accounting because CSAM and we were under the common control of CSFBI at the time of the transfer. We have restated financial information for all periods presented to reflect the results of operations, financial condition, cash flows and changes in stockholders' equity as if we had acquired the HNW Business on November 3, 2000, the date that we were acquired by CSFBI. The transferred assets of this business consist principally of goodwill and intangible assets relating primarily to CSAM's acquisition of Warburg Pincus Asset Management in 1999. Our 2003 results were adversely impacted by the transfer as CSAM wrote down the value of its high-net-worth intangible assets in December 2003, resulting in a pre-tax loss of $200 million and an after-tax loss of $130 million. We have reflected this write down in our operating results as part of these restated financial statements for the year ended December 31, 2003.

        The transfer to us of Management LLC was accounted for at historical cost in a manner similar to pooling-of-interest accounting because Management LLC and we were under the common control of CSFBI at the time of the transfer. Our financial information reflects the results of operations, financial condition, cash flows and changes in stockholders' equity as if we had acquired Management LLC on November 3, 2000, the date that we were acquired by CSFBI. Our 2002 results (including legacy private equity and distressed assets included in the Institutional Securities segment) were adversely impacted by the transfer to us of Management LLC.

        The assets and liabilities of Pershing as of December 31, 2002 have been presented as Assets held for sale and Liabilities held for sale, respectively, in the consolidated statements of financial condition. The results of operations for Pershing, including the gain on the sale, for all periods presented have been presented as Discontinued operations in the consolidated statements of operations. The presentation of the Pershing results as Discontinued operations for the periods presented resulted in a decrease in commission revenues and net interest and a material decrease in the Wealth & Asset Management segment net revenues and net income as the Pershing business contributed materially to that segment.

        The following table sets forth a summary of our financial results:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Total net revenues	$4,997	$4,963	$6,506
Total expenses	4,428	5,444	6,970

Income (loss) from continuing operations, before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle	569	(481)	(464)
Provision (benefit) for income taxes	244	(135)	(155)

Income (loss) from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	325	(346)	(309)
Income from discontinued operations, net of income tax provision of $485, $47 and $49 in 2003, 2002 and 2001, respectively	876	89	91
Cumulative effect of a change in accounting principle, net of income tax (benefit) provision of $(5) and $0.3 in 2003 and 2001, respectively	(9)	—	1

Net income (loss)	$1,192	$(257)	$(217)

        Substantially all of our inventory is marked to market daily and, therefore, the value of such inventory and our net revenues are subject to fluctuations based on market movements. In addition, net revenues derived from our less liquid assets may fluctuate significantly depending on the revaluation or sale of these investments in any given period. We also regularly enter into large transactions as part of our proprietary and other trading businesses, and the number and size of such transactions may affect our results of operations in a given period.

        Interest income (expense) is accrued at the stated coupon rate for coupon-bearing financial instruments, and for non-coupon-bearing financial instruments, interest income is recognized by accreting the discount or premium over the life of the instrument. For coupon-bearing financial instruments purchased at a discount or premium, the difference between interest income (expense) accrued at the stated coupon rate and interest income (expense) determined on an effective yield basis is included in principal transactions-net in the consolidated statements of operations.

        We use interest rate swaps to hedge the interest rate exposure associated with certain resale and repurchase agreements. These interest rate swaps are carried at fair value while the resale and repurchase agreements are carried at contract amounts, with interest income (expense) accruing over the term of the agreement. As a result, increases and decreases in the value of the interest rate swaps are not offset by decreases and increases in the value of the resale and repurchase agreements until the securities are repurchased or sold. Therefore, our net revenues are subject to fluctuations from period to period.

        Our businesses are materially affected by conditions in the financial markets and economic conditions generally, including geopolitical events. Unpredictable or adverse market and economic conditions have adversely affected and may in the future adversely affect our results of operations. See "Business—Certain Factors That May Affect Our Results of Operations" in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        The Company recorded net income of $1.2 billion for the year ended December 31, 2003 compared to a net loss of $257 million in 2002. The significant improvement in net income reflected the after-tax gain of $852 million from the sale of Pershing, included in income from discontinued operations, and an after-tax gain of $74 million on the sale of the Company's 50% stake in a Japanese online broker, offset in part by a $130 million after-tax loss relating to the write down of intangible assets from the HNW Business, in 2003. The 2002 net loss included an after-tax loss of $514 million and a pre-tax loss of approximately $786 million from Management LLC including pre-tax losses of $550 million on interest rate swaps that hedged certain securities positions and resale and repurchase agreements held by CSFB LLC and $330 million in pre-tax losses from certain legacy private equity and distressed assets. Also included in the 2002 results is an after-tax gain of $330 million from the sale of three broker-dealers, CSFBdirect LLC, DLJdirect Ltd. and Autranet, LLC, an after-tax charge of $124 million for the agreement in principle with various U.S. regulators relating to research analyst independence and the allocation of IPO shares to corporate executives and directors, an after-tax charge of $293 million for private litigation involving research analyst independence, certain IPO allocation practices, Enron and other related litigation and an after-tax charge of $98 million for severance as part of a CSFB cost-reduction initiative.

        Total net revenues increased $34 million, or 1%, to $5.0 billion for the year ended December 31, 2003, as principal transactions and net interest revenues were higher than in 2002. Principal transactions improved primarily due to gains on interest rate swaps that hedged certain securities positions and resale and repurchase agreements compared to significant losses on these swaps in 2002. Principal transactions also improved as a result of increased revenues from OTC equity derivatives, convertible securities and private equity and decreased write downs on legacy assets. Net interest income benefited from decreased financing costs, reflecting the low interest rates in the period. These increases were partially offset by investment banking and advisory, commissions and fees and other revenues, all of which declined compared to 2002. The decline in investment banking and advisory revenues reflected the industry-wide reduction in completed mergers and acquisitions and reduced IPO activity, particularly in the first half of 2003. Commissions and fees declined primarily as a result of lower single-stock trading volumes and competitive pricing pressure in equity cash products. Other revenues for 2003 included a pre-tax gain of $115 million from the sale of the 50% stake in the Japanese online broker, while other revenues for 2002 reflected a pre-tax gain of $528 million from the sale of the three broker-dealers discussed above. Net revenues excluding these gains increased 10% for the year ended December 31, 2003 compared with 2002.

        Total expenses decreased $1.0 billion, or 19%, to $4.4 billion for the year ended December 31, 2003 compared to the year ended December 31, 2002. The decrease was principally due to reduced litigation charges, lower compensation expenses and substantial completion of retention awards, partially offset by the $200 million pre-tax loss relating to the write down of intangible assets from the HNW Business. Excluding the 2003 write down of intangible assets and the 2002 litigation charges of $600 million, expenses declined 13%. See "—Expenses."

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        The Company recorded a net loss of $257 million for the year ended December 31, 2002 compared to a net loss of $217 million in 2001, with both revenues and expenses declining. The results for the year ended December 31, 2002 included after-tax losses of $514 million in Management LLC offset in part by an after-tax gain of $330 million from the sale of the three broker-dealers. Net income for the year ended December 31, 2001 included an after-tax gain of approximately $116 million from the assignment of the lease and the sale of leasehold improvements of the Company's former headquarters at 277 Park Avenue.

        Total net revenues decreased $1.5 billion, or 24%, to $5.0 billion for the year ended December 31, 2002, primarily because of reduced principal transactions and investment banking revenues. Declines in principal transactions resulted primarily from lower revenues from equity derivatives, NASDAQ equities, interest rate swaps that hedged certain securities positions and resale and repurchase agreements, asset-backed trading, mortgages and private equity and distressed investments. The decreased revenues in NASDAQ equities were partially offset by increased commission revenue due to a change in the pricing structure from one based on trading, in which revenues were generally derived from the difference between the bid and ask prices, to one based on commissions. The decline in investment banking revenues reflects depressed market conditions and reduced mergers and acquisitions and equity issuance activity. Net revenues, excluding the pre-tax gains of $528 million from the sale of the three broker-dealers and the pre-tax gain of $179 million from the assignment of the lease and sale of leasehold improvements at 277 Park Avenue, declined 30% for the year ended December 31, 2002 compared to the year ended December 31, 2001. The Company's net revenues for the year ended December 31, 2002 benefited from decreased financing costs, reflecting the low interest rates in the period.

        Total expenses for the year ended December 31, 2002 decreased $1.5 billion, or 22%, to $5.4 billion compared to the year ended December 31, 2001, primarily as a result of reduced headcount, continuing cost-reduction efforts and the impact from the sale of the three broker-dealers. Expenses included charges in the fourth quarter of 2002 of $150 million for severance related to a CSFB cost-reduction initiative, $150 million for the agreement in principle with various regulators involving research analyst independence and the allocation of IPO shares to corporate executives and directors and $450 million for private litigation involving research analyst independence, certain IPO allocation practices, Enron and other related litigation. Expenses for 2001 included a charge of $492 million, primarily related to bonus and severance payments, guaranteed compensation and retention awards, and a $100 million charge related to the settlement with the SEC and the NASD of their investigations into the allocation of shares in IPOs and subsequent securities transactions and commissions. See "—Expenses."

Results by Segment

        As of January 1, 2004, we transferred the private equity and private fund businesses from the Institutional Securities segment to the Financial Services segment, which has been renamed Wealth & Asset Management. As a result, we changed the presentation of the Institutional Securities and Wealth & Asset Management segment results. The operations of the Institutional Securities segment consist of two divisions: Investment Banking, which includes debt and equity underwriting and financial advisory services; and Trading, which includes our debt and equity sales and trading and other related activities. The Institutional Securities segment also includes the results from legacy private equity and distressed assets. The operations of the Wealth & Asset Management segment consist of three divisions: Private Client Services, Private Equity and Private Fund. The HNW Business is included in the results of the Wealth & Asset Management segment and its Private Client Services division. In addition, we allocated to the segments merger-related costs and certain other costs and revenues, previously reported in Elimination and Other and disclosed in the discussion of our consolidated results of operations, which we believed did not represent normal operating costs and revenues. These costs and revenues include certain significant legal and regulatory charges; severance and other costs from our cost-reduction initiatives; gains on the sales of businesses and assignments of leases; and the results from legacy private equity and distressed assets. Prior period segment numbers have been changed to conform to the new segment reporting structure. These segment changes did not affect our previously reported consolidated results of operations.

        Our segments are managed based on types of products and services offered and their related client bases. We evaluate the performance of our segments based primarily on income from continuing operations before provision for income taxes, discontinued operations and cumulative effect of a change in accounting principle.

        Revenues are evaluated in the aggregate, including an assessment of trading gains and losses and the related interest income and expense attributable to financing and hedging positions. Therefore, individual revenue categories may not be indicative of the performance of the segment results.

        The cost structure of each of our segments is broadly similar to that of the Company as a whole, and, consequently, the discussion of expenses is presented on a company-wide basis. The Company allocates to its segments a pro rata share of certain centrally managed costs, such as leased facilities and equipment costs, employee benefits and certain general overhead expenses based upon specified amounts, usage criteria or agreed rates, and allocates interest expense based upon the type of asset. The allocation of some costs, such as incentive bonuses, has been estimated.

  Institutional Securities

        The Institutional Securities segment consists of the Investment Banking and Trading divisions and the results from legacy private equity and distressed assets. The Investment Banking division raises and invests capital and provides financial advice to companies throughout the United States and abroad. Through the Investment Banking division, we manage and underwrite offerings of securities, arrange private placements and provide financial advisory and other services. The Trading division consists of sales and trading in equity securities, equity-related derivatives, fixed income financial instruments and fixed income-related derivatives, and other related activities.

        The following table sets forth the net revenues by line item, total net revenues, total expenses and income (loss) from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle of our Institutional Securities segment.

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Revenues:
Principal transactions-net	$(826)	$(1,356)	$1,195
Investment banking and advisory	1,654	2,010	2,505
Commissions and fees	971	1,091	825
Interest and dividends	2,342	2,018	944
Other	95	47	253

Total net revenues	4,236	3,810	5,722
Total expenses	3,678	4,762	5,780

Income (loss) from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle	$558	$(952)	$(58)

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        The Institutional Securities segment recorded income from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle of $558 million for the year ended December 31, 2003 compared to a loss of $952 million for the year ended December 31, 2002. The loss in 2002 primarily reflected the losses from Management LLC interest rate swaps and legacy private equity and distressed assets, certain significant legal charges and severance costs. Total net revenues increased $426 million, or 11%, to $4.2 billion for the year ended December 31, 2003, reflecting increases in net trading revenues, consisting of principal transactions-net, commissions and fees and interest and dividends, offset in part by decreases in investment banking and advisory revenues, consisting of debt and equity underwriting revenues and advisory fees.

        The following table sets forth net Trading revenues of the Institutional Securities segment:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Fixed Income	$1,418	$1,124	$1,448
Equity	1,034	1,093	1,641

Total Trading	$2,452	$2,217	$3,089

        Total net trading revenues for the Institutional Securities segment increased $235 million, or 11%, to $2.5 billion for the year ended December 31, 2003 compared to $2.2 billion for the year ended December 31, 2002, as increased fixed income net trading revenues were partially offset by a decrease in equity net trading revenues.

        Fixed income net trading revenues increased 26% to $1.4 billion, driven by low interest rates and interest rate volatility. This increase resulted in part from gains on interest rate swaps that hedged certain securities positions and resale and repurchase agreements compared to significant losses on these swaps in 2002. In addition, listed derivatives net revenues increased as a result of higher volumes. Secondary asset-backed securities trading revenues improved because 2002 reflected the loss of $106 million due to the write down of asset-backed notes issued by affiliates of NCFE. Distressed debt trading results were higher, reflecting investor demand for higher-yielding securities. Investment-grade debt trading was strong but down from the very high levels in 2002 when many investors moved to higher-credit quality issuers in the wake of several corporate scandals. Trading revenues from residential mortgages decreased. High-yield secondary trading revenues remained strong but were lower than in 2002.

        Equity net trading revenues decreased 5% to $1.0 billion, primarily because of reduced revenues from our listed and OTC customer business as a result of lower volumes due to market uncertainty in the first quarter of 2003 and lower trading revenues from proprietary equity derivatives. These decreases were partially offset by increased revenues from convertible securities due to tighter credit spreads and higher trading revenues from our OTC equity derivatives customer business as a result of improved market conditions and increased transaction flows for derivatives products beginning in the second quarter of 2003.

        The following table sets forth the Investment Banking revenues for the Institutional Securities segment:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Debt underwriting	$734	$543	$601
Equity underwriting	383	632	769

Total underwriting	1,117	1,175	1,370
Advisory and other fees	537	835	1,135

Total Investment Banking	$1,654	$2,010	$2,505

        Total Investment Banking revenues for the Institutional Securities segment decreased 18% to $1.7 billion, reflecting the industry-wide reduction in completed mergers and acquisitions and new equity issuances compared to 2002. The decrease in mergers and acquisitions revenues was offset in part by higher fees from restructuring and other advisory activities. The decline in equity underwriting was partially offset by improved debt underwriting revenues from high-yield new issuances, as industry-wide high-yield underwriting activity increased, increased origination and securitization of commercial mortgage-backed securities and asset-backed securities.

        Other revenues, which primarily consist of revenues from legacy private equity and distressed assets, were $130 million for the year ended December 31, 2003 compared to losses of $417 million for the year ended December 31, 2002, primarily reflecting write downs taken in 2002 related to legacy private equity and distressed assets.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        The Institutional Securities segment recorded a loss from continuing operations before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle of $952 million for the year ended December 31, 2002 compared to a loss of $58 million for the year ended December 31, 2001. The loss in 2002 primarily reflected the losses from Management LLC interest rate swaps and from legacy private equity and distressed assets, certain significant legal charges and severance costs. The loss in 2001 primarily reflected certain significant legal charges and severance costs. Total net revenues decreased $1.9 billion, or 33%, to $3.8 billion for the year ended December 31, 2002, reflecting decreases in net trading revenues, investment banking revenues and other revenues. Total net revenues for the year ended December 31, 2001 included the pre-tax gain of $179 million from the assignment of the lease and the sale of leasehold improvements of the Company's former headquarters at 277 Park Avenue.

        Total net trading revenues for the Institutional Securities segment decreased $872 million, or 28%, to $2.2 billion for the year ended December 31, 2002 compared to $3.1 billion for the year ended December 31, 2001, as equity and fixed income net trading revenues decreased.

        Fixed income net trading revenues decreased 22% to $1.1 billion and included losses on interest rate swaps that hedged certain securities positions and resale and repurchase agreements and a loss of $106 million due to the write down of asset-backed notes issued by affiliates of NCFE. These losses were partially offset by improved results in investment-grade debt trading. A weakened broader corporate bond market led to increased volatility, higher transaction volumes and wider credit spreads, which created market-making opportunities in investment-grade products and generated higher net revenues.

        Equity net trading revenues declined 33% to $1.1 billion, primarily due to lower revenues from our equity cash products and equity derivatives trading. The decreases in equity net trading revenues reflected the overall decline in the U.S. equity markets that reduced transaction flows and lowered demand for derivatives products. Convertible bonds were negatively impacted by corporate defaults, primarily in the telecommunications and energy sectors.

        Total Investment Banking revenues for the Institutional Securities segment decreased 20% to $2.0 billion, primarily due to the industry-wide slowdown in mergers and acquisitions and equity underwriting activities and a decline in the Company's debt underwriting revenues. The decline in debt underwriting revenues was partially offset by increases in revenues from underwriting high-yield securities.

        Other revenues were $(417) million for the year ended December 31, 2002 compared to $128 million for the year ended December 31, 2001, reflecting increased write downs from legacy private equity and distressed assets. Other revenues for the year ended December 31, 2001 included a pre-tax gain of $179 million from the assignment of the lease and sale of leasehold improvements at 277 Park Avenue.

  Wealth & Asset Management

        The Wealth & Asset Management segment consists of the Private Client Services, Private Equity and Private Fund divisions. The Private Client Services division is a financial advisory business serving high-net-worth individuals and corporate investors with a wide range of CSFB and third-party investment management products and services. The Private Equity division makes privately negotiated investments and acts as an investment advisor for private equity funds. The Private Fund division raises private capital, primarily from institutional investors, for direct investment by venture capital, management buyout and other investment firms in a variety of fund types. The HNW Business is included in the Private Client Services division.

        The following table sets forth the net revenues of the Company's Wealth & Asset Management segment by line item, total expenses and income (loss) from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Revenues:
Principal transactions-net	$184	$60	$(116)
Investment banking and advisory	99	144	166
Asset Management and Other Fees	322	414	671
Interest and dividends	50	40	63
Other	106	495	—

Total net revenues	761	1,153	784
Total expenses	750	682	1,190

Income (loss) from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle	$11	$471	$(406)

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        The Wealth & Asset Management segment recorded income from continuing operations before provision for income taxes, discontinued operations and cumulative effect of a change in accounting principle of $11 million for the year ended December 31, 2003 compared to $471 million for the year ended December 31, 2002 as revenues decreased $392 million, or 34%, to $761 million primarily due to the pre-tax gain in 2002 of $528 million from the sale of the three broker-dealers. Included in the 2003 results was a pre-tax gain of $115 million from the sale of the Japanese online broker. Excluding the gain from the sale of the Japanese online broker in 2003 and the gain on the sale of the three broker-dealers in 2002, total net revenues for the Wealth & Asset Management segment increased 3%, primarily reflecting increased private equity revenues, offset in part by decreased revenues from the Private Client Services and Private Fund divisions. The results for the Wealth & Asset Management segment include the pre-tax loss of $200 million relating to the write down of intangible assets from the HNW Business, which was reflected as an increase in expenses for the year ended December 31, 2003.

        The following table sets forth the Private Client Services, Private Equity Group and Private Fund divisions' net revenues for the Wealth & Asset Management segment:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Private Equity	$343	$215	$18
Private Client Services	232	312	427
Private Fund	83	131	106
Other	103	495	233

Total Wealth & Asset Management	$761	$1,153	$784

        Private equity net revenue consists of management fees and net investment gains and losses, which include realized and unrealized gains and losses, including carried interest or override, net interest and other revenues. Net revenues from the Private Equity division for the year ended December 31, 2003 were $343 million, with $186 million in net investment gains and $157 million in management fees, an increase of 60% compared to 2002 net revenues of $215 million, with $37 million in net investment gains and $178 million in management fees, reflecting increases in realized and unrealized gains on private equity investments.

        Net revenues from the Private Client Services division decreased 26% for the year ended December 31, 2003 to $232 million, reflecting declines in new issuance revenues from equity capital markets and lower commission revenues as a result of lower transaction volumes and reduced fee revenue due to a decline in assets under management.

        Net revenues from the Private Fund division for the year ended December 31, 2003 were $83 million, a decrease of 37% compared to 2002 due to lower placement fees.

        Other revenues decreased 79% to $103 million compared to 2002, primarily due to the pre-tax gain in 2002 of $528 million from the sale of the three broker-dealers. Included in the 2003 results was a pre-tax gain of $115 million from the sale of the 50% stake in the Japanese online broker.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        The Wealth & Asset Management segment recorded income from continuing operations before provision (benefit) for income taxes, discontinued operations and cumulative effect of a change in accounting principle of $471 million for year ended December 31, 2002 compared to a loss of $406 million for the year ended December 31, 2001, as revenues increased 47% to $1.2 billion primarily due to the pre-tax gain of $528 million from the sale of the three broker-dealers. Excluding the gain on the sale of the three broker-dealers, revenues from the Wealth & Asset Management segment decreased 20%, primarily reflecting decreased revenues from the private client services and private fund divisions offset in part by improved private equity revenues.

        Net revenues from the Private Equity division for the year ended December 31, 2002 were $215 million, with $37 million in net investment gains and $178 million in management fees, an increase of $197 million compared to 2001 net revenues of $18 million, with $172 million in net investment losses and $190 million in management fees, reflecting increases in realized and unrealized gains on private equity investments.

        Net revenues from the Private Client Services division decreased 27% to $312 million compared to 2001, reflecting a weak equity market environment, with customer trading and assets under management declining.

        Net revenues from the Private Fund division for the year ended December 31, 2002 were $131 million, an increase of 24% from $106 million compared to 2001 due to higher placement fees.

        Other revenues, which include the results from the three broker-dealers, up to the time of, and the gain resulting from their sale in 2002, increased 112% to $495 million compared to 2001, primarily due to the pre-tax gain in 2002 of $528 million from the sale of the three broker-dealers.

Expenses

        The normal operating cost structure of each of our segments is broadly similar to that of the Company as a whole. For this reason, the discussion of expenses is presented on a company-wide basis.

        The following table sets forth employee compensation and benefits expenses, other expenses and total expenses of the Company:

	For the Year Ended December 31,
	2003	2002	2001
	(In millions)
Employee compensation and benefits	$2,777	$3,072	$4,347
Other expenses	1,651	2,372	2,623

Total expenses	$4,428	$5,444	$6,970

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Total expenses decreased $1.0 billion, or 19%, to $4.4 billion for the year ended December 31, 2003 compared to the year ended December 31, 2002. The decrease was principally due to reduced litigation charges, lower compensation expenses and substantial completion of retention awards, partially offset by the $200 million pre-tax loss relating to the write down of intangible assets from the HNW Business in 2003. Excluding this write down and $600 million of litigation charges in 2002 relating to the agreement in principle with U.S. regulators and private litigation involving research analyst independence and other matters discussed below, expenses declined 13%.

        As is normal in the financial services industry, a significant portion of compensation expense is a bonus amount rewarded shortly after year end. Our bonuses are based upon a number of factors, including the profitability of each business segment and market conditions. From time to time, we guarantee certain minimum compensation levels to attract new employees or to retain existing employees. A portion of our bonus is in the form of non-cash incentive compensation, which consists of awards of CSG shares under a CSG share plan, options to acquire shares and ROE units tied to CSFB's return on equity, generally over a three-year period. In the third quarter of 2003, we adopted accounting rules on the expensing of share options and introduced a general three-year vesting period for share awards, in line with our long-term service and retention strategy and industry practice. As a result, we increased the amount of compensation in the form of shares rather than providing alternative forms of non-cash incentive compensation. If we had not changed the vesting, compensation expense for 2003 would have been $406 million higher. For additional information on our share-based compensation, see Notes 1, 3 and 15 of the consolidated financial statements in Exhibit 99.1 hereto.

        Employee compensation and benefits declined 10% for the year ended December 31, 2003 compared to the year ended December 31, 2002 due to reduced headcount resulting in lower salary and incentive compensation expense and the effect of the change in vesting for share awards. Employee compensation and benefits expenses for 2002 included a charge in the fourth quarter of $150 million for severance in connection with a CSFB cost-reduction initiative. The declines were partially offset by increases in employee-elected deferred compensation tied to certain equity indices and ROE units, both of which increased during 2003. No liability was accrued for ROE units for the year ended December 31, 2002.

        Other expenses consist principally of occupancy and equipment rental; brokerage, clearing and exchange fees; communications; professional fees and merger-related costs of retention awards, all of which declined except for brokerage, clearing and exchange fees, which increased in line with improved trading revenues. Other expenses decreased 30% for the year ended December 31, 2003 compared to the year ended December 31, 2002, primarily as a result of lower litigation charges, reduced headcount and reduced merger-related costs, reflecting the substantial completion of retention awards in the second quarter of 2003. The reduction in litigation charges reflects a release of reserves related to the settlement of certain Ameriserve litigation and the fourth quarter 2002 charges of $150 million for the agreement in principle with various U.S. regulators relating to research analyst independence and the allocation of IPO shares to corporate executives and directors and $450 million for private litigation involving research analyst independence, certain IPO allocation practices, Enron and other related litigation. These decreases were partially offset by the $200 million pre-tax loss relating to the write down of intangible assets from the HNW Business in 2003.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Total expenses declined $1.5 billion, or 22%, to $5.4 billion for the year ended December 31, 2002 compared to the year ended December 31, 2001. The decrease was principally due to CSFB's continuing cost-reduction efforts and the impact of the sale of the three broker-dealers in the first quarter of 2002. Total expenses declined significantly, offset in part by litigation and other charges taken in 2002.

        Employee compensation and benefits declined 29% in 2002 due to significant headcount reductions during 2002 and significantly lower bonus payments compared to 2001. Employee compensation and benefits expenses for 2002 included a charge in the fourth quarter of approximately $150 million for severance in connection with a CSFB cost-reduction initiative. Expenses for the year ended December 31, 2001 included a charge of $492 million, primarily related to bonus and severance, guaranteed compensation and retention award payments, reflecting terminations in connection with CSFB's 2001 $1 billion cost-cutting initiative.

        Other expenses declined 10% in 2002 from 2001, primarily as a result of reduced headcount, lower levels of business, decreased discretionary spending, including advertising, communications, travel and entertainment, and continuing cost-reduction efforts, offset in part by increased litigation charges. In the fourth quarter of 2002, the Company took a charge of $150 million for the agreement in principle with various U.S. regulators relating to research analyst independence and the allocation of IPO shares to corporate executives and directors and an additional charge of $450 million for private litigation involving research analyst independence, certain IPO allocation practices, Enron and other related litigation. In 2001, the Company took a $100 million charge relating to the settlement with the SEC and the NASD of their investigations into the allocation of shares in IPOs and subsequent securities transactions and commissions. Merger-related and restructuring costs declined from $476 million to $338 million, or 29%, in 2002, primarily as a result of lower retention award costs, reflecting terminations and forfeitures.

Provision for Taxes

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        The provision (benefit) for income taxes from continuing operations for the years ended December 31, 2003 and 2002 was $244 million and $(135) million, respectively. Excluded from the provision (benefit) for income taxes for the years ended December 31, 2003 and 2002 was a provision of $485 million and $47 million, respectively, from discontinued operations and a benefit of $5 million for the year ended December 31, 2003 related to the cumulative effect of a change in accounting principle as a result of our adoption of Financial Accounting Standards Board, or FASB, Interpretation, or FIN, No. 46, "Consolidation of Variable Interest Entities," or FIN 46. See Note 5 of the consolidated financial statements in Exhibit 99.1 hereto.

        The effective tax rate for continuing operations changed from a benefit of 28.2% in 2002 to a provision of 43.0% in 2003. The change in the effective tax rate was due primarily to losses from Management LLC in 2002. See Note 4 of the consolidated financial statements in Exhibit 99.1 hereto.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        The benefit for income taxes from continuing operations for the years ended December 31, 2002 and 2001 was $135 million and $155 million, respectively. Excluded from the benefit for income taxes for the years ended December 31, 2002 and 2001 was a provision of $47 million and $49 million, respectively, from discontinued operations and a provision of $300 thousand for the year ended December 31, 2001 related to the cumulative effect of a change in accounting principle.

        The effective tax rate from continuing operations changed from a benefit of 33.4% in 2001 to a benefit of 28.2% in 2002. The change in the effective tax rate was due primarily to tax benefits received in 2001 from state and local taxes compared to 2002, when the Company had state and local income tax expenses.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

Exhibit 99.1	Audited consolidated statements of financial condition as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years ended December 31, 2003 and related notes of Credit Suisse First Boston (USA), Inc. restated to reflect the transfer of the high-net-worth business of Credit Suisse Asset Management, LLC and updated segment information.
Exhibit 99.2	Consent of KPMG LLP.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
By:	/s/ PAUL C. WIRTH Paul C. Wirth Chief Financial and Accounting Officer

June 4, 2004

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE